Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218 FILE 29387.000037
October 5, 2015

Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105-3443

Olin Corporation
Registration Statement on Form S-4
Ladies and Gentlemen:

We have acted as special Virginia counsel to Olin Corporation, a Virginia corporation (the “Company”), for the purpose of providing this opinion letter in connection with the Registration Statement on Form S-4 (Registration No. 333-203990) initially filed by the Company on May 8, 2015 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register under the Securities Act 87,482,759 shares (the “Shares”) of the Company’s common stock, par value $1 per share (“Common Stock”), issuable in the transactions contemplated by the Agreement and Plan of Merger, dated as of March 26, 2015 (as it may be amended from time to time, the “Merger Agreement”), among The Dow Chemical Company, Blue Cube Spinco Inc., the Company and Blue Cube Acquisition Corp.
This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.
In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including the following:
a.          the Merger Agreement;
b.          the Registration Statement;
c.          the Company’s Amended and Restated Articles of Incorporation, including the Articles of Amendment filed with the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on September 28, 2015, as in effect on the date hereof;
ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES
McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   TOKYO   WASHINGTON
www.hunton.com

Olin Corporation
October 5, 2015

d.          the Company’s Bylaws, as in effect on the date hereof;
e.          the resolutions of the Company’s Board of Directors adopted on March 26, 2015 and July 23, 2015; and
f.          the good standing certificate for the Company issued by the SCC on the date hereof.
For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties (other than the authorization, execution and delivery of documents by the Company) and the validity, binding effect and enforceability thereof on such parties.

As to factual matters, we have relied upon (i) the documents furnished to us by the Company, (ii) the statements and representations of officers and representatives of the Company, (iii) the corporate records provided to us by such officers or representatives and (iv) certificates and other documents obtained from public officials, without independent verification of their accuracy.

We express no opinion as to the law of any jurisdiction other than the laws of the Commonwealth of Virginia.

Based upon the foregoing, and such other documents and matters as we have deemed necessary to render the opinions set forth below, and subject to the limitations, assumptions and qualifications noted herein, we are of the opinion that:
1.          The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.
2.          The Shares have been duly authorized and, when the Shares have been issued upon the terms and conditions set forth in the Merger Agreement and as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

Olin Corporation
October 5, 2015

We consent to (i) the filing of this opinion letter with the Commission as an exhibit to the Form 8-K, (ii) the incorporation by reference of this opinion letter into the Registration Statement, and (iii) the reference made to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Hunton & Williams LLP